Exhibit 10.4

Premises Lease Contract and Share Purchase Agreement

Party A: Wudun Qiqige

ID Card No.: 152727197109193622

Tel.: 13904778104

Party B: Inner Mongolia Chengheng Health Consulting Co., Ltd

Contact Person: Zhang Liang

Tel.: 18648623260

In accordance with the Contract Law and related provisions, both Parties have, on the basis of mutual benefits and joint development, reached a consensus with respect to the premises lease contract and concluded this Agreement through friendly negotiation, for mutual compliance.

Article I. Location and scope of lease

1. The premises leased by Party A locate at No. 7 Building Rongjingyuan Commercial & Residential Community No. 56 Yihua North Road Dongsheng District.

2. The premises leased by Party A include Room 413 dormitory on the fourth floor, office area on the entire fifth floor and conference room on the sixth floor, with the area of 1,500 m2 in total.

Article II. Purpose of lease

The premises are leased as the office area, employee dormitory and conference room.

Article III. Rent

Both Parties have agreed that the two-year rent and the selling price of office facilities are: 50,000 Yuan – rent for Room 413 on the fourth floor; 500,000 Yuan – rent for the entire fifth floor; 150,000 Yuan – rent for conference room on the sixth floor; and 100,000 Yuan – selling price for all attached office facilities, totally 800,000 Yuan.

Article IV. Term of lease

The term of lease is from April 01, 2021 until March 31, 2023.

Article V. Obligations and responsibilities of both Parties

Within the term of lease, both Parties shall fulfill their own obligations and undertake their responsibilities respectively.

I. Obligations and responsibilities of Party A

1. Party A shall provide the complete conditions for premises use to Party B and assure that Party B can utilize the office and facilities in a reasonable manner.

II. Obligations and responsibilities of Party B

1. Within the term of lease, Party B shall utilize the premises of Party A as well as the ancillary facilities and office supplies in a reasonable manner. With regard to any damage to the premises or facilities arising from improper use, Party B shall repair or undertake the economic compensation.

2. Party B must properly protect all properties inside the premises, take waterproof, fireproof and anti-theft measures, and assure the safe and legitimate operation.

3. In view of using requirement, Party B can carry out necessary finishing & decoration works without affecting the structure of such premises with the consent of Party A.

4. Within the term of lease, Party B must not sublease, lend, subcontract or transfer the premises without the consent of Party A.

5. Upon expiration of the lease term, this agreement shall be renewed or terminated through friendly negotiation between the Parties.

Article VI. Payment of various expenses

1. Utilities: Party B shall pay the utilities by itself. During April 01, 2021 ~ June 30, 2021, no utilities will be paid and thereafter, utilities shall be paid by Party B as per the actual consumption. Upon expiration of the lease term, Party B shall not undertake the utilities any longer. Adjustment of utilities shall conform to the policies of the local government.

2. Property management fee: from April 01, 2021 until June 30, 2021, no property management fee will be paid and thereafter, such fee shall be paid by Party B as per the area occupied; where the property management is undertaken by Party B itself, it shall be solved by Party B.

3. Expenses for installation of telephone, broadband network, cable television and such facilities for use of the premises shall be borne by Party B.

4. Heating fee: paid by Party B.

Article VII. Termination

Within the term of lease, Party A is entitled to terminate this Contract under any of the following circumstances:

1. The use right of land where the premises locate is withdrawn by law in advance.

2. The premises are requisitioned by law for social common interests or urban construction.

3. The premises are damaged or identified as a dilapidated building.

4. Party B cannot continue leasing due to force majeure events.

5. Party B uses the premises for any illegal activity and thus causes damage to public and social interests.

6. Party B changes the purpose of the premises in violation of the Contract. The premises are damaged or main structure of the premises is damaged due to improper management of Party B.

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Article VIII. Share Purchase agreement

1. Through negotiation, Party B will lease the premises and office facilities of Party A, while Party A shall procure the stock rights of the holding company of Party B by rent and conversion of assets.

2. Party A shall pay CNY 800,000 – the total sum of rents and selling price of office facilities as mentioned in Article III above and CNY 200,000 in cash to Party B, to procure 3,000,000 shares (USD 0.0508/ share, totally USD 152,400) of Longduoduo Company Limited – a holding company to be established by Party B.

Article IX. Settlement of disputes

1. All disputes arising from or in connection with this Contract shall be solved by both Parties through negotiation but if negotiation fails, either Party is entitled to file a lawsuit to the local court.

2. With respect to any economic dispute, illegal or undisciplined activity and improper safety measures attributable to Party B within the term of lease, all responsibilities shall be undertaken by Party B.

Article X. Others

1. With regard to all matters unmentioned herein, a supplementary agreement can be concluded by the Parties through negotiation.

2. This Contract is made in duplicate and each Party holds one copy.

Party A: Wudun Qiqige (signature & fingerprint)

Party B: Inner Mongolia Chengheng Health Consulting Co., Ltd (seal)

Representative: Guo Xiaozhen (signature)

Date: March 30, 2021

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Lease Agreement and List of Second-Hand Office Facilities Attached

Location	Name	Quantity	Unit	Remarks
President office	One set of sofas (two small one big + 1 tea table)	1	Set	20,000

President office	One set of tea table (1 table + 4 chairs)	1	Set	5,000

CEO office	Rosewood sofa (two small one big sofa + 1 tea table + 1 sofa cabinet + 1 wooden stool)	1	Set	20,000

Market Dept. II	Rosewood tea table (1 table + 2 chairs)	1	Set	5,000

Market Operation Dept.	Rosewood sofa (two small one big sofa + 1 tea table)	1	Set	23,000

Wudun Qiqige Office	Rosewood sofa (two small one big sofa + 1 tea table)	1	Set	23,000

Others	File cabinet, sofa cabinet, bed and wall pictures etc.	1	Lot	4,000

Total				100,000

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Electronic Receipt for Online Banking, China Construction Bank

Currency: CNY Date: September 15, 2021 Voucher No.: Account details number – transaction serial number: 754-15000061800QP0CPSIL
Drawee	Full name: Wudun Qiqige	Payee	Full name: Inner Mongolia Chengheng Health Consulting Co., Ltd
	Account No.: 6217000460002777993		Account No.: 15050168664600000802
	Bank of Deposit: Yijin Huoluoxi Street Subbranch, China Construction Bank		Bank of Deposit: Ordos Tianjiao road Branch, China Construction Bank
Amount (in words)	CNY TWO HUNDRED THOUSAND ONLY	Amount (in figure)	200,000.000
Purpose		Cash/ remit	Cash
Abstract	Transfer into

Important note: accepted by the bank successfully. This receipt cannot be deemed as the final basis of transaction between the drawee and the payee. Formal receipt shall be printed on the second day upon successful transaction.

Special seal for electronic receipt, China Construction Bank (seal)

Receipt

No. 0000842

Date: September 15, 2021

This is to certify that Wuzi Qiqige has paid the investment amount of TWO HUNDRED THOUSAND YUAN ONLY (200,000 Yuan).

Inner Mongolia Chengheng Health Consulting Co., Ltd (seal)

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Type of transaction: transfer into the account of China Construction Bank

Transaction channel: mobile banking

Transfer amount: CNY 200,000.00

Amount (in words): CNY TWO HUNDRED THOUSAND ONLY

Voucher No.: 144299751956

Payee

Account Name: Inner Mongolia Chengheng Health Consulting Co., Ltd

Account No.: 1505 0168 6646 0000 0802

Receiving bank: China Construction Bank

Drawee

Account Name: Wudun Qiqige

Account No.: 6217***7993

Special seal for electronic receipt of China Construction Bank (seal)

Important Note

This receipt is used to indicate that the transfer transaction is accepted successfully but not mean that the capital has been transferred into the beneficiary’s account and thus cannot be deemed as the final basis for confirmation of transaction between the payee and the drawee.

Unfolded

For more details, please subscribe the Wechat official account “China Construction Bank”.

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